Exhibit 32.1
Chief Executive Officer Certification (Section 906)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aztec Oil & Gas, Inc. (the "Company") on Form 10-KSB for the period ending August 31, 2006 as filed with the Securities  and Exchange Commission on the date hereof (the "Report"). I, Kirk N. Blackim,  Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as  adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the  best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date December _, 2006	/s/Kirk N. Blackim
Kirk N. Blackim
President and Director